Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2016

•                  4Q16 sales totaled $342 million, down 5% driven by fewer shipping days; organic growth flat on a days adjusted basis

•                  4Q16 GAAP operating margin of 9.2%; adjusted operating margin of 10.9%, up 100 bps

•                  Solid 4Q16 and full year GAAP EPS of $0.51 and $2.44, respectively

•                  Adjusted 4Q16 and full year EPS of $0.64 and $2.67, respectively,  both record performances

•                  2016 operating cash flow of $138 million; 2016 free cash flow of $102 million, up 25% year-over-year

North Andover, MA…February 9, 2017.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and year ended December 31, 2016.  Sales for the fourth quarter and the full year were $342 million and $1.4 billion, respectively, both down 5%, as compared to the similar periods of 2015.  Net income (loss) per diluted share (EPS) for the fourth quarter and year ended December 31, 2016 was $0.51 and $2.44, respectively, as compared to ($3.41) and ($3.24) for the fourth quarter and year ended December 31, 2015, respectively.  The significant increase in GAAP EPS in the fourth quarter was primarily due to a 2015 goodwill impairment charge.  The full year increase in GAAP EPS was primarily due to the 2015 goodwill impairment charge and the settlement of the Company’s pension plan and other benefit obligations.  Adjusted for special items, fourth quarter and year ended December 31, 2016 EPS was $0.64 and $2.67, respectively, as compared to $0.59 and $2.41 for the fourth quarter and year ended December 31, 2015, respectively.  Adjusted results improved due to strong operating performances in the quarter and during the year.   A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2016	2015	% Change	2016	2015	% Change
Sales	$342.0	$358.3	(5)%	$1,398.4	$1,467.7	(5)%
Net income (loss)	17.5	(118.2)		84.2	(112.9)
Diluted net income (loss) per share	$0.51	$(3.41)		$2.44	$(3.24)
Special items	0.13	4.00		0.23	5.65
Adjusted earnings per share (1)	$0.64	$0.59	8%	$2.67	$2.41	11%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non GAAP items please see the tables attached to this press release.

Remarking on operating results, Chief Executive Officer, Robert J. Pagano Jr., said, “Our fourth quarter results were in line with our expectations.  We continued to expand operating margins and EPS despite flat organic growth.  Our transformation initiatives and on-going productivity focus drove the strong margin increase.  We had another strong year of free cash flow, once again exceeding net income.”

Commenting on the full year 2016, Mr. Pagano noted, “We made substantial progress in 2016, building on the foundation we previously established.  We continued to transform the Company by realigning our business teams and product platforms, getting closer to our customers, executing on restructuring initiatives and re-investing for future growth.  We also expanded our solutions offering for commercial boiler room applications with the acquisition of PVI Industries.  We achieved these results while significantly expanding our full year adjusted operating margin by 130 basis points through continued portfolio enhancement, productivity and other transformation initiatives.  We expect our efforts in 2016 will drive growth and further margin expansion in 2017 and beyond.”

Fourth Quarter Financial Highlights:

•                  Excluding the effect of fewer shipping days, organic sales were flat with the fourth quarter last year.  Regionally, organic sales adjusted for shipping days were flat in the Americas, down 1% in Europe, Middle East and Africa (EMEA), and up 18% in Asia-Pacific.  The Americas sales performance was impacted by anticipated headwinds in the retail channel which offset growth in our core plumbing and valves product lines.  EMEA sales were impacted by lower demand in our larger geographical markets, while Asia-Pacific grew substantially due to continued growth in the residential markets in China and in the commercial markets outside of China.

•                  Operating margin on a GAAP basis increased to 9.2%, compared to a negative margin of 32.9% in the fourth quarter of 2015.  Included in 2015 operating margin were a $130 million goodwill impairment charge related to EMEA and a $6 million charge to settle legacy product liability claims.  Adjusted operating margin increased 1.0 percentage point to 10.9% in the fourth quarter of 2016 compared to 2015, driven primarily by strong productivity resulting from our transformation initiatives.

•                  GAAP EPS of $0.51 was higher than the prior year quarter EPS of ($3.41) primarily driven by the 2015 charges for goodwill and product liability costs previously mentioned.  Adjusted EPS of $0.64 was 8% higher than 2015 as a result of improved operational performance, which more than offset a headwind from the exit of undifferentiated products.

•                  For 2016, operating cash flow was $138 million and net capital expenditures were $36 million, resulting in free cash flow of $102 million.  In 2015, operating cash flow was $109 million, net capital expenditures were $28 million and free cash flow was $82 million.  Operating cash flow in 2015 included a $49 million outflow for the settlement of the Company’s pension plan and other benefit obligations.

•                  The Company repurchased approximately 68,000 shares of Class A common stock at a cost of approximately $4 million during the fourth quarter of 2016.  For 2016, approximately 501,000 shares were purchased at a cost of approximately $27 million.  Approximately $56 million remains available for stock repurchases under the current stock repurchase program, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter and year end results for 2016 on Friday, February 10, 2017, at 9:00 a.m. EST. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until February 10, 2018.

The Company’s 2017 Annual Meeting of Stockholders will be held at 9:00 a.m. EST on Wednesday, May 17, 2017 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives, as well as statements about expected synergies, and growth and margin expansion in 2017 and beyond.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; failure of the settlements in Ponzo v. Watts and Klug v. Watts to receive final court approval; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31	December 31,	December 31	December 31,
	2016	2015	2016	2015
Net sales	$342.0	$358.3	$1,398.4	$1,467.7
Cost of goods sold	204.3	223.7	832.8	914.6
GROSS PROFIT	137.7	134.6	565.6	553.1
Selling, general and administrative expenses	106.5	112.7	424.1	491.3
Restructuring and other charges, net	(0.9)	8.9	4.7	21.4
Goodwill and other long-lived asset impairment charges	0.5	130.5	0.5	130.5
Gain on disposition	—	—	(8.7)	—
OPERATING INCOME (LOSS)	31.6	(117.5)	145.0	(90.1)
Other (income) expense:
Interest income	(0.2)	(0.3)	(1.0)	(1.0)
Interest expense	5.5	6.3	22.6	24.3
Other income, net	(0.8)	(1.5)	(4.4)	(2.4)
Total other expense	4.5	4.5	17.2	20.9
INCOME (LOSS) BEFORE INCOME TAXES	27.1	(122.0)	127.8	(111.0)
Provision (benefit) for income taxes	9.6	(3.8)	43.6	1.9
NET INCOME (LOSS)	$17.5	$(118.2)	$84.2	$(112.9)

BASIC EPS
NET INCOME (LOSS) PER SHARE	$0.51	$(3.41)	$2.45	$(3.24)
Weighted average number of shares	34.4	34.7	34.4	34.9

DILUTED EPS
NET INCOME (LOSS) PER SHARE	$0.51	$(3.41)	$2.44	$(3.24)
Weighted average number of shares	34.5	34.7	34.5	34.9
Dividends declared per share	$0.18	$0.17	$0.71	$0.66

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338.4	$296.2
Trade accounts receivable, less allowance for doubtful accounts of $14.2 million at December 31, 2016 and $10.1 million at December 31, 2015	198.0	186.4
Inventories, net:
Raw materials	81.5	88.5
Work in process	13.7	15.2
Finished goods	144.2	136.3
Total Inventories	239.4	240.0
Prepaid expenses and other assets	40.5	46.1
Deferred income taxes	38.6	38.4
Assets held for sale	3.1	1.9
Total Current Assets	858.0	809.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	498.1	498.6
Accumulated depreciation	(308.4)	(314.2)
Property, plant and equipment, net	189.7	184.4
OTHER ASSETS:
Goodwill	532.7	489.0
Intangible assets, net	202.5	192.8
Deferred income taxes	1.5	3.7
Other, net	12.4	11.9
TOTAL ASSETS	$1,796.8	$1,690.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$101.1	$101.7
Accrued expenses and other liabilities	136.8	145.7
Accrued compensation and benefits	48.5	46.5
Current portion of long-term debt	139.1	1.1
Total Current Liabilities	425.5	295.0
LONG-TERM DEBT, NET OF CURRENT PORTION	511.3	574.2
DEFERRED INCOME TAXES	84.4	71.8
OTHER NONCURRENT LIABILITIES	41.5	44.9

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,831,013 shares at December 31, 2016 and 28,049,908 shares at December 31, 2015	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at December 31, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	535.2	512.0
Retained earnings	348.5	317.7
Accumulated other comprehensive loss	(153.0)	(128.2)
Total Stockholders’ Equity	734.1	704.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,796.8	$1,690.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31	December 31,
	2016	2015
OPERATING ACTIVITIES
Net income (loss)	$84.2	$(112.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30.4	31.6
Amortization of intangibles	20.8	20.9
Loss on disposal and impairment of property, plant and equipment and other	3.7	132.4
Gain on acquisition	(1.7)	—
Gain on disposition	(8.6)	—
Stock-based compensation	13.4	10.9
Deferred income tax benefit	3.5	(20.5)
Defined benefit plans settlement	—	59.7
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(7.1)	13.0
Inventories	9.8	21.2
Prepaid expenses and other assets	4.9	(17.8)
Accounts payable, accrued expenses and other liabilities	(15.2)	(29.1)
Net cash provided by operating activities	138.1	109.4
INVESTING ACTIVITIES
Additions to property, plant and equipment	(36.0)	(27.7)
Proceeds from the sale of property, plant and equipment	0.1	0.1
Net proceeds from the sale of assets, and other	9.9	30.7
Business acquisitions, net of cash acquired	(88.0)	(20.4)
Net cash used in investing activities	(114.0)	(17.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	688.8	—
Payments of long-term debt	(614.4)	(2.0)
Payments of capital leases and other	(1.9)	(4.0)
Proceeds from share transactions under employee stock plans	8.2	2.5
Tax benefit of stock awards exercised	0.4	0.3
Payments to repurchase common stock	(26.8)	(44.6)
Debt issuance costs	(2.1)	—
Dividends	(24.5)	(23.1)
Net cash provided by (used in) financing activities	27.7	(70.9)
Effect of exchange rate changes on cash and cash equivalents	(9.6)	(26.1)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42.2	(4.9)
Cash and cash equivalents at beginning of year	296.2	301.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$338.4	$296.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Americas	$223.3	$233.3	$900.9	$978.5
EMEA	104.1	113.4	442.3	445.5
Asia-Pacific	14.6	11.6	55.2	43.7
Total	$342.0	$358.3	$1,398.4	$1,467.7

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Americas	$31.4	$19.3	$127.1	$109.9
EMEA	7.6	(124.3)	40.8	(98.6)
Asia-Pacific	2.1	(1.4)	14.3	(0.5)
Corporate	(9.5)	(11.1)	(37.2)	(100.9)
Total	$31.6	$(117.5)	$145.0	$(90.1)

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Americas	$2.9	$2.3	$12.0	$8.2
EMEA	3.4	2.0	11.8	9.8
Asia-Pacific	18.8	19.9	77.9	110.9
Total	$25.1	$24.2	$101.7	$128.9

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31	December 31,	December 31	December 31,
	2016	2015	2016	2015

Net sales	$342.0	$358.3	$1,398.4	$1,467.7

Operating income (loss) - as reported	$31.6	$(117.5)	$145.0	$(90.1)
Operating margin %	9.2%	-32.8%	10.4%	-6.1%

Adjustments for special items:
Acquisitions / divesture related costs / benefits:
Goodwill and other long-lived asset impairment charges	0.5	130.5	0.5	130.5
Gain on disposition	—	—	(8.7)	—
Acquisition costs	1.9	0.5	2.0	0.7
Purchase accounting adjustments	1.5	—	2.0	0.9
	3.9	131.0	(4.2)	132.1

Restructuring and other charges, net	(0.9)	8.9	4.7	21.4

Deployment costs related to transformation activities
EMEA transformation	0.4	0.6	0.6	3.4
Americas & Asia-Pacific transformation	1.9	6.4	13.6	10.9
	2.3	7.0	14.2	14.3

Other Items
Legal settlement	—	6.0	—	6.0
Long-term obligation settlements	—	—	—	64.7
Debt issuance related costs	0.3	—	0.3	—
	0.3	6.0	0.3	70.7

Total adjustments for special items	$5.6	$152.9	$15.0	$238.5

Operating income - as adjusted	$37.2	$35.4	$160.0	$148.4
Adjusted operating margin %	10.9%	9.9%	11.4%	10.1%

Net income (loss) - as reported	$17.5	$(118.2)	$84.2	$(112.9)

Adjustments for special items - tax affected:
Acquisitions / divesture related costs / benefits:
Goodwill and other long-lived asset impairment charges	0.4	126.8	0.4	126.8
Gain on acquisition	—	—	(1.0)	—
Gain on disposition	—	—	(8.3)	—
Acquisition costs	1.1	0.3	1.2	0.4
Purchase accounting adjustment	0.9	—	1.3	0.5
	2.4	127.1	(6.4)	127.7

Restructuring and other charges, net	(0.4)	5.6	3.2	13.9

Deployment costs related to transformation activities
EMEA transformation	0.3	0.4	0.5	2.3
Americas & Asia-Pacific transformation	1.2	3.6	8.3	6.7
	1.5	4.0	8.8	9.0

Other Items
Legal and customs settlement	—	3.7	—	3.7
Long-term obligation settlements	—	—	—	44.6
Debt issuance related costs	0.6	—	0.6	—
Tax adjustments	0.6	(1.6)	2.0	(1.6)
	1.2	2.1	2.6	46.7

Total Adjustments for special items - tax affected:	$4.7	$138.8	$8.2	$197.3

Net income - as adjusted	$22.2	$20.6	$92.4	$84.4

Diluted earnings per share - as reported	$0.51	$(3.41)	$2.44	$(3.24)
Adjustments for special items	0.13	4.00	0.23	5.65
Diluted earnings per share - as adjusted	$0.64	$0.59	$2.67	$2.41

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2016					December 31, 2015
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$223.3	104.1	14.6	—	342.0	$233.3	113.4	11.6	—	358.3

Operating income (loss) - as reported	$31.4	7.6	2.1	(9.5)	31.6	$19.3	(124.3)	(1.4)	(11.1)	(117.5)
Operating margin %	14.1%	7.3%	14.4%		9.2%	8.3%	-109.6%	-12.1%		-32.8%

Adjustments for special items	$2.8	1.2	—	1.6	5.6	$14.0	134.5	2.1	2.3	152.9

Operating income (loss) - as adjusted	$34.2	8.8	2.1	(7.9)	37.2	$33.3	10.2	0.7	(8.8)	35.4
Adjusted operating margin %	15.3%	8.5%	14.4%		10.9%	14.3%	9.0%	6.0%		9.9%

	Year Ended					Year Ended
	December 31, 2016					December 31, 2015
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$900.9	442.3	55.2	—	1,398.4	$978.5	445.5	43.7	—	1,467.7

Operating income (loss) - as reported	$127.1	40.8	14.3	(37.2)	145.0	$109.9	(98.6)	(0.5)	(100.9)	(90.1)
Operating margin %	14.1%	9.2%	25.9%		10.4%	11.2%	-22.1%	-1.1%		-6.1%

Adjustments for special items	$15.9	4.6	(7.0)	1.5	15.0	$25.8	139.6	6.0	67.1	238.5

Operating income (loss) - as adjusted	$143.0	45.4	7.3	(35.7)	160.0	$135.7	41.0	5.5	(33.8)	148.4
Adjusted operating margin %	15.9%	10.3%	13.2%		11.4%	13.9%	9.2%	12.6%		10.1%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Fourth Quarter Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales December 31, 2016	$223.3	$104.1	$14.6	$342.0
Reported net sales December 31, 2015	233.3	113.4	11.6	358.3
Dollar change	$(10.0)	$(9.3)	$3.0	$(16.3)
Net Sales % increase (decrease)	-4.3%	-8.2%	25.9%	-4.5%
Decrease due to foreign exchange	—	2.3%	3.8%	0.8%
Decrease due to divestitures	3.6%	—	13.0%	2.7%
(Increase) due to acquisition	-3.8%	—	-32.0%	-3.5%
subtotal	-0.2%	2.3%	-15.2%	0.0%
Organic sales (decrease) increase	-4.5%	-5.9%	10.7%	-4.5%
% decrease due to shipping days *	4.3%	4.5%	7.7%	4.3%
Organic sales % increase (decrease) adjusted for shipping days *	-0.2%	-1.4%	18.4%	-0.2%

* Fourth quarter 2016 organic sales were adjusted to include approximately 3 additional shipping days, as comparable to the fourth quarter of 2015.

	Year Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales December 31, 2016	$900.9	$442.3	$55.2	$1,398.4
Reported net sales December 31, 2015	978.5	445.5	43.7	1,467.7
Dollar change	$(77.6)	$(3.2)	$11.5	$(69.3)
Net Sales % increase (decrease)	-7.9%	-0.7%	26.3%	-4.7%
Decrease due to foreign exchange	0.2%	0.9%	4.2%	0.6%
Decrease due to divestitures	9.4%	—	15.8%	6.7%
(Increase) due to acquisition	-0.9%	—	-34.5%	-1.6%
subtotal	8.7%	0.9%	-14.5%	5.7%
Organic sales increase	0.8%	0.2%	11.8%	1.0%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31	December 31,
	2016	2015

Net cash provided by operations - as reported	$138.1	$109.4
Less: additions to property, plant, and equipment	(36.0)	(27.7)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.1
Free cash flow	$102.2	$81.8

Net income - as reported	$84.2	$(112.9)

Cash conversion rate of free cash flow to net income	121.4%	NM

Free cash flow	$102.2	$81.8
Plus: payments made on long-term obligations	—	49.2
Free cash flow - as adjusted	$102.2	$131.0

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31	December 31,
	2016	2015

Current portion of long-term debt	$139.1	$1.1
Plus: Long-term debt, net of current portion	511.3	574.2
Less: Cash and cash equivalents	(338.4)	(296.2)
Net debt	$312.0	$279.1

Net debt	$312.0	$279.1
Plus: Total stockholders’ equity	734.1	704.9
Capitalization	$1,046.1	$984.0

Net debt to capitalization ratio	29.8%	28.4%